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                                                                     EXHIBIT 21
                        SUBSIDIARIES OF THE REGISTRANT
                             AS OF MARCH 20, 1997

FULL NAME OF SUBSIDIARY                                 PLACE OF INCORPORATION
-----------------------                                 ----------------------

LASON SYSTEMS, INC.                                     MICHIGAN, USA

CHURCHILL COMMUNICATIONS COROPORATION                   NEW YORK, USA

DELAWARE LEGAL COPY, INC.                               DELAWARE, USA

GREAT LAKES MICROGRAPHICS CORPORATION                   MICHIGAN, USA

INFORMATION & IMAGE TECHNOLOGY OF AMERICA. INC.*        FLORIDA, USA

MICRO-PRO, INC.                                         NEW YORK, USA

MP SERVICES, INC.                                       NEW YORK, USA

NATIONAL REPRODUCTIONS CORP.                            MICHIGAN, USA




*D/B/A LASON SYSTEMS, INC. - SOUTHEAST